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                                                                  Exhibit 10.14

                                    SUBLEASE


         THIS SUBLEASE ("Sublease"), dated June 26, 2000 ("Effective Date"), for reference purposes only, is entered into by and between IPRINT.COM, INC. ("Sublessor") and NAPSTER, INC. ("Sublessee").

                                    RECITALS

          A. Pursuant to that certain Lease Agreement dated September 14, 1999 as amended by that certain Addendum to Industrial Real Estate Lease, dated on or about September 21, 1999 ("Addendum"), (the "Master Lease"), a copy of which is attached hereto as EXHIBIT A, Frederick and Doris Nicolini ("Master Lessor") leased to Sublessor that certain real property located at 1475 Veterans Boulevard, Redwood City, California, more particularly described in the Master Lease (the "Premises"). Capitalized terms not otherwise defined herein shall have the same meanings as provided in the Master Lease.

          B. The term of the Master Lease commenced on October 1, 1999 and shall expire on September 30, 2003.

          C. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Premises upon the terms and conditions provided for herein.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                    AGREEMENT

          1. PREMISES. On and subject to the terms and conditions below, Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Premises together with all trade fixtures, furnishings and equipment located on the Premises as of the date of execution of this Sublease.

          2. TERM. The Term (herein so called) of this Sublease shall commence on the later of: (i) the date on which Master Lessor consents to this Sublease in the manner described in Section 17 and (ii) July 1, 2000 (the "Commencement Date"), and shall expire June 30, 2001, unless sooner terminated pursuant to any provision hereof (the "Termination Date").

                    2.1 RENEWAL OPTION. Sublessee shall have one option to renew this Sublease for six (6) months, from July 1, 2001 to December 31, 2001 ("Option Period"), by providing Sublessor with Sublessee's written notice of its intent to exercise such option by March 1, 2001. The Rent for the Option Period shall be Nine Dollars and Twenty Five Cents ($9.25) per rentable square foot per month, or Ninety Seven Thousand Four Hundred Ninety Five Dollars ($97,495.00) per month. If Sublessee timely exercises its right to renew for the Option Period, Sublessee shall deposit in the escrow account described in Section 5.2 of this Sublease an additional Five Hundred Eighty Four Thousand Nine Hundred and Seventy Dollars ($584,970.00) no later than May 31, 2001 for the entire



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          rent for the Option Period. If Sublessee does not make such deposit by
          May 31, 2001, the right to renew shall be automatically terminated.

          3.        SUBLEASE SUBJECT TO MASTER LEASE.

                    3.1 INCLUSIONS. It is expressly understood, acknowledged and agreed by Sublessee that except for Sections 1.08, 1.10, 1.12, 2.01, 4.04(b), 6.04 and 13.06 of the Master Lease, the first sentence of
          Section 13.02(a) of the Master Lease, all of Article 14 of the Master Lease, and Sections 16 and 17 of the Addendum, this Sublease shall incorporate by reference the terms, conditions and covenants of the Master Lease, modified in appropriate circumstances so as to make such Articles, and any Sections contained therein, applicable only to the subleasing hereunder by Sublessor of the Premises covered hereby. Each reference in the Master Lease to "Lease," "Landlord," "Tenant" and "Property" shall be deemed to refer to this Sublease, Sublessor, Sublessee and Premises, respectively, and, along with all of the provisions set forth in this Sublease, shall be the complete terms and conditions hereof. Subject to any applicable cure periods, upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent (to be defined below) or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Master Lessor by the Master Lease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease as applied to the Premises hereunder. All insurance Sublessee shall obtain pursuant to Section 4.04 (provided, however, Sublessee shall not be required to obtain or maintain the property and rental income insurance described in Section 4.04(b) and any reference in Section 4.04 to such property and rental income insurance shall not apply) shall name Master Lessor and Sublessor as additional insureds.

                    3.2 EFFECT. The terms of the Master Lease shall prevail except as otherwise provided in this Sublease. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the Articles and Sections of the Master Lease as Landlord, except as otherwise provided for in this Sublease, other than to maintain the Master Lease in full force and effect during the term of this Sublease, subject to Section 15 of this Sublease. Notwithstanding the foregoing, Sublessor shall not be liable to Sublessee for any earlier termination of the Master Lease that is not due to the gross negligence or willful misconduct of Sublessor, subject to Section 15 of this Sublease. Except as provided in this Sublease, Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof without the gross negligence or willful misconduct of Sublessor shall likewise terminate this Sublease.

                    3.3 WAIVER OF SUBROGATION. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor, and Sublessee (and Master Lessor's consent to this Sublease shall be deemed to constitute its approval of this modification).



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                    3.4 MASTER LESSOR'S CONSENT. Whenever notice to or consent of Master Lessor is required under the Master Lease, or whenever the Master Lessor fails to perform its obligations under the Master Lease, upon receipt of Sublessee's written request, Sublessor shall endeavor in good faith to obtain such consent or performance on behalf of Sublessee.

          4. POSSESSION. If for any reason Sublessor cannot deliver possession of the Premises to Sublessee on the Commencement Date in the condition required under this Sublease, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Premises has been delivered to Sublessee in the condition required under this Sublease, which shall occur on the earlier of (a) July 1, 2000, or (b) the date upon which Sublessee occupies all or any portion of the Premises for business operations.

         5. RENT.

                    5.1 GENERAL. Rent (herein so called) shall be the sum of Nine Dollars and Twenty-five cents ($9.25) per rentable square foot per month, or Ninety-seven Thousand Four Hundred Ninety-five Dollars ($97,495.00) per month.

                    5.2 ESCROW ACCOUNT. Upon consent of Master Lessor to this Sublease, Sublessee shall deposit into an escrow account the amount of One Million One Hundred and Sixty Nine Thousand Nine Hundred and Forty Dollars ($1,169,940.00) for the entire rent for the Sublease Term. Sublessor and Sublessee shall execute joint escrow instructions directing escrow holder to deliver to Sublessor Ninety Seven Thousand Four Hundred and Ninety Five Dollars ($97,495.00) on the first day of each month of the Term of this Sublease. Sublessee shall make an additional deposit if Sublessee exercises its right to renew for the Option Period as more particularly described in Section 2.1 of this Sublease. Sublessee shall pay all costs associated with the escrow account.

                    5.3 SECURITY DEPOSIT. In addition to Rent, on or before the Commencement Date, Sublessee shall pay to Sublessor the amount of One Hundred Thousand Dollars ($100,000.00) as security for this Sublease ("Security Deposit"). The Security Deposit shall be governed by
          Section 3.03 of the Master Lease; provided, however, Section 3.03(b) shall not apply to this Sublease.

                    5.4 WARRANTS. As a material part of the consideration for entering into this Sublease, upon execution of this Sublease, Sublessee hereby grants to Sublessor the irrevocable right to purchase an aggregate of Ten Thousand (10,000) shares of Napster, Inc. common stock at the price of Two Dollars per share ($2.00), pursuant to the provisions of a warrant agreement, a copy of which is attached hereto as EXHIBIT B.

                    5.5 COMMENCEMENT. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon the number of days in such calendar month. Likewise, if the Termination Date does not fall on the last day of a calendar month, Rent for the final month shall be prorated on a



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          daily basis based upon the number of days in such calendar month. Rent shall be payable to Sublessor in lawful money of the United States, in advance, without prior notice, demand, or offset.

          6. CONDITION OF PREMISES.

                    6.1 "AS-IS" CONDITION. Sublessee acknowledges that Sublessor occupies and is leasing the Premises on an "as-is" basis and Sublessee accepts the Premises in an "as-is" condition, pursuant to Article Six of the Master Lease. Sublessor has made no representations or warranties with respect to the condition of the Premises; except that, to Sublessor's knowledge, as of the Commencement Date of this Sublease, (a) the HVAC, electrical, lighting, plumbing and roof are in good condition and repair, and (b) Sublessor has not used or stored Hazardous Materials, as defined in Section 5.03 of the Master Lease, in violation of the Master Lease. By taking possession of the Premises, Sublessee is conclusively deemed to have accepted the Premises in their "as-is" condition as of the Commencement Date, without any warranty whatsoever.

                    6.2 SERVICES. Sublessor shall be responsible for: (i) the provision of and payment for Sublessee's ordinary and reasonable use of water, gas, electricity, and janitorial service, (ii) maintenance of the T-1 line and telephone system hardware in place on the Commencement Date, and (iii) maintenance of the Premises in the condition existing on the Commencement Date, ordinary wear and tear excepted, as described in Section 6.04 of the Master Lease. Notwithstanding the foregoing, Sublessor shall have no obligations of maintenance or repair whatsoever (i) beyond that which is required due to ordinary wear and tear and/or (ii) necessitated by the negligence or misconduct of Sublessee's agents, employees, contractors or invitees - all of which shall be the sole responsibility of Sublessee. Sublessor shall deliver the Premises to Sublessee in broom clean condition.

                    6.3 TENANT IMPROVEMENTS. Sublessee shall have the right to improve the Premises upon written receipt of Master Lessor's and Sublessor's prior written consent of a floor plan, which consent shall not be unreasonably withheld. All Tenant alterations or improvements shall be subject to the Master Lease, including without limitation,
          Section 6.05 and Section 6.06.

                    6.4 SUBLESSOR OBLIGATIONS. Except as provided herein, Sublessor shall have no obligation whatsoever for making any improvements, repair, maintenance or restoration of the Premises as Landlord, under the terms of the Master Lease, as incorporated herein. Sublessee acknowledges that Sublessor's only responsibility or obligation for maintenance or repair under this Sublease for Master Lessor's obligations for maintenance and repair of exterior walls, structure and roof under the Master Lease is, upon receipt of written notice from Sublessee that the Premises require any such maintenance or repair for which Master Lessor is obligated under the Master Lease, Sublessor shall timely deliver such written notice to Master Lessor. Notwithstanding the foregoing, Sublessor agrees to indemnify and hold Sublessee free and harmless from any and all fines or assessments (including any related claims, liability, loss, damage or expense), or any requirement to alter the Premises, that result from any final determination by a court as to the Premises' compliance with the U.S. Americans with



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          Disabilities Act, provided: (i) the fine, assessment or requirement to alter is not caused in any way by any act or misconduct of Sublessee, or by any repair or alteration of the Premises by Sublessee made with or without the required approvals, (ii) Sublessee will cooperate with Sublessor, at Sublessor's expense, to facilitate the making of any required alteration, and (iii) in no event will any such fine, assessment, requirement to alter the Premises, or the undertaking of such alteration constitute a breach of this Sublease by Sublessor.

          7. PARKING. Sublessee shall, at no additional cost, have access to sixty (60) parking spaces either on the Premises or nearby, which may include parking in the nearby Kaiser facility. Sublessor intends to and shall use reasonable efforts to coordinate with the City of Redwood City and County of San Mateo to lease and obtain the approval and the right to develop as a parking lot the County-owned property in the vicinity of the Premises. If and when Sublessor negotiates and executes such a lease and obtains such approval and right, Sublessor shall, at no additional cost, provide parking to Sublessee upon such County-owned property. Sublessor shall endeavor to accomplish all of the foregoing within ninety (90) days from the Commencement Date.

          8. INDEMNITY. Sublessee agrees to indemnify and hold Sublessor and Master Lessor and the property of Sublessor and Master Lessor, including the Premises, free and harmless from any and all claims, liability, loss, damage or expense resulting from Sublessee's occupation and use of the Premises, specifically including, without limitation, any claim, liability, loss, or damage arising:

                    8.1 By reason of injury to person or property, from whatever cause, while in or on the Premises or in any way connected with the Premises or with the improvements or personal property in or on the Premises, including any liability for injury to the person or personal property of Sublessee or Sublessee's agents, officers or employees;

                    8.2 By reason of any work performed on the Premises or materials furnished to the Premises at the instance or request of Sublessee or Sublessee's agents or employees;

                    8.3 By reason of Sublessee's failure to perform any provision of this Sublease or to comply with any requirements imposed on Sublessee or any the Premises by any duly authorized governmental agency or political subdivision; and

                    8.4 Because of Sublessee's failure or inability to pay as they become due any obligations incurred by Sublessee in the business operations to be conducted by Sublessee on the Premises.

          9. NOTICES. Any notice required or permitted to be given under this Sublease shall be in writing and sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or transmitted by facsimile with a hard copy sent within one (1) business day by United States mail, and in all cases addressed as follows:



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                  TO SUBLESSOR AT:  iPrint.com, inc.
                                    Attention: Mr. Greg Korjeff
                                    1450 Oddstad Drive
                                    Redwood City, CA 94063

                  To Sublessee at:  Napster, Inc.
                                    Attention: Ms. Lyn Jensen
                                    1475 Veterans Boulevard
                                    Redwood City, CA 94063

or such other place as Sublessor or Sublessee shall from time to time supply to the other in writing.

          10. BROKERS. Sublessee shall pay a brokerage commission to Cornish & Carey Commercial ("Broker") pursuant to a separate commission agreement between Sublessee and Broker. Sublessee hereby represents and warrants that, except for Broker, Sublessee has dealt with no other broker in connection with this Sublease and the transactions contemplated herein. Sublessor hereby represents and warrants that Sublessor has dealt with no broker in connection with this Sublease. Sublessee and Sublessor shall indemnify, protect, defend and hold each other harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

          11. DEFAULT. In addition to defaults contained in the Master Lease (which are incorporated herein by reference), failure of Sublessee to make any payment of Rent within ten (10) days after the date due hereunder shall constitute an event of default hereunder. In the event Sublessee breaches any other provision of this Sublease or abandon the Premises prior to the Termination Date, Sublessor may, in addition to any rights and remedies granted to Sublessor pursuant to Section 3.1 hereof:

                    11.1 Continue this Sublease in effect by not terminating Sublessee's right to possession of the Premises, in which event Sublessor shall be entitled to enforce all of its rights and remedies under this Sublease, including the right to recover Rent as it becomes due under this Sublease; or

                    11.2 Terminate this Sublease and recover from Sublessee:

                              (a) The worth at the time of the award of the unpaid Rent which had been earned at the time of the termination of this Sublease;

                              (b) The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after the termination of this Sublease until the time of the awards exceeds the amount of rental loss that the Sublessee proves could have been reasonably avoided;

                              (c) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of awards exceeds the amount of rental loss that the Sublessee proves could have been reasonably avoided; and

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                              (d)       Any other amount necessary to
compensate Sublessor for all detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease.

          12. SUCCESSORS AND ASSIGNS. This Sublease shall be binding and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but nothing contained in this Section shall be construed as consent by Sublessor to any assignment of this Sublease or transfer of any interest therein by Sublessee.

          13. WAIVER. Waiver of any breach of any of the provisions of this Sublease by Sublessor shall not constitute a continuing waiver of any subsequent breach by Sublessee either of the same or of any other provision of this Sublease.

          14. ATTORNEY'S FEES. In the event that either party hereto brings an action or proceeding involving the Premises to enforce any provision of this Sublease, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

          15. EARLY TERMINATION OF SUBLEASE. Sublessor agrees not to terminate the Master Lease voluntarily, or modify the Master Lease in a manner that adversely affects Sublessee's rights under this Sublease. Notwithstanding the foregoing, Sublessor shall have the right to terminate or modify the Master Lease as provided in the Master Lease in the event of damage or destruction or condemnation. If the Master Lease should terminate prior to the expiration of the Sublease, Sublessor shall have no liability to Sublessee on account of such termination. Sublessor and Sublessee will each refrain from any act or omission that would result in the breach of any of the covenants, provisions or conditions of the Master Lease on the part of Tenant under the Master Lease. If this Sublease is terminated prior to the Termination Date, Sublessor shall relinquish all rights to any amounts on deposit in the escrow account described in Section 5.2 hereof, except amounts due and owing to Sublessor.

          16. ASSIGNMENT AND SUBLETTING.

                    16.1 CONSENT. Sublessee shall neither assign this Sublease nor sublet the Premises, or any part thereof, without first obtaining the consent of Master Lessor and Sublessor, which consent shall not be unreasonably withheld or delayed. If Sublessee desires to effect an assignment or sublet, then, within thirty (30) days prior to the date when Sublessee desires the assignment or sublet to be effective, Sublessee shall provide Sublessor with written notice requesting Sublessor's consent. Consent to one assignment by either Master Lessor or Sublessor shall not be deemed a consent to any subsequent assignment or subletting. Any assignment or subletting without the consent of Master Lessor and Sublessor shall be void and shall, upon the mutual agreement of Master Lessor and Sublessor, terminate this Sublease. If Sublessee assigns or sublets all or any portion of the Premises, Sublessee shall pay to Sublessor as additional Rent fifty percent (50%) of the Profit, as defined in Section 9.05(b) of the Master Lease.

                    16.2 RECAPTURE. If Sublessee desires to assign this Sublease or sublet a portion of the Premises such that such assignment or sublet will result in assignment or sublet of more than fifty percent (50%) of the Premises (or more than 5270 rentable square feet)



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          aggregate to one or more assignees or sublessees, within thirty (30)
          days of Sublessor's receipt of written request for consent to such transfer or assignment, Sublessor will notify Sublessee of its election to do one of the following: (i) consent to the proposed assignment or sublet subject to such reasonable conditions as Sublessor may impose in providing such consent and in which case Sublessee shall pay to Sublessor as Additional Rent fifty percent (50%) of the Profit; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Sublease as to all or such portion of the Premises which is proposed to be assigned or sublet and recapture all or a portion of the Premises. For the purpose of this Sublease, the sale of Sublessee's capital stock through any public exchange or issuance for purposes of raising financing only shall not be deemed an assignment, subletting or any other transfer of the Sublease or the Premises.

          17. MASTER LESSOR CONSENT. This Sublease is subject to the condition precedent of Sublessor obtaining Master Lessor's consent as required by Article Nine of the Master Lease, which consent shall be evidenced by Master Lessor's execution of this Sublease as set forth below. Sublessee shall use its reasonable efforts to obtain Master Lessor's consent to this Sublease. If Sublessor is unable to obtain Master Lessor's consent within fifteen (15) days of the Effective Date, this Sublease shall terminate.


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          18. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

                            SUBLESSOR:
                            IPRINT.COM, INC.

                            BY:-----------------------------------

                            ITS:----------------------------------


                            SUBLESSEE:
                            NAPSTER, INC.

                            BY:-----------------------------------

                            ITS:----------------------------------



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Master Lessor hereby consents to the subleasing of the Premises by Sublessor to
Sublessee on the terms and conditions set forth in this Sublease.

MASTER LESSOR:


By: -----------------------------
         Frederick Nicolini


By: -----------------------------
         Doris Nicolini






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                                    EXHIBIT A

                                  MASTER LEASE



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                                    EXHIBIT B

                                     WARRANT





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